                                               EXHIBIT 10.27(e)













                       JOINT VENTURE LICENSE AGREEMENT













   Confidential portions of this document have been deleted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                       JOINT VENTURE LICENSE AGREEMENT

     This Joint Venture License Agreement (this "Agreement"), dated as of
April 16, 1993, is among ADVANCED MICRO DEVICES, INC. ("AMD"), a
Delaware corporation having its principal office at 901 Thompson Place, Sunnyvale, California 94088-3453, U.S.A., FUJITSU LIMITED ("Fujitsu"), a Japanese corporation having its registered office at 1015 Kamikodanaka, Nakahara-ku, Kawasaki 211, Japan, and FUJITSU AMD SEMICONDUCTOR LIMITED ("JV"), a Japanese corporation having its registered office at 1263 Kamikodanaka, Nakahara-ku, Kawasaki 211, Japan.


                                 INTRODUCTION

     A. Fujitsu and AMD have entered into a joint venture agreement dated March 30, 1993 (the "Joint Venture Agreement"), and other related agreements to establish JV to manufacture and supply certain integrated circuits.

     B. Fujitsu is, among other things, in the business of designing, developing, manufacturing and selling semiconductor products.

     C. AMD is, among other things, in the business of designing, developing, manufacturing and selling semiconductor products.

     D. JV desires Fujitsu and AMD to grant to JV, and Fujitsu and AMD are willing to grant to JV, a limited license to use their respective intellectual property rights for manufacturing and supplying certain JV Products (as defined in the Joint Development Agreement), subject to the terms and conditions as hereinafter set forth.

     E. JV desires to obtain from Fujitsu and AMD, and Fujitsu and AMD are willing to supply JV, certain relevant technology, technical training and support for such JV Products.

     F. Fujitsu and AMD desire JV to grant to Fujitsu and AMD, and JV is willing to grant to Fujitsu and AMD, a license to use JV's intellectual property rights to make, use or sell products, subject to the terms and conditions as hereinafter set forth.

          ACCORDINGLY, in consideration of the mutual covenants and promises contained herein, Fujitsu, AMD and JV agree as follows:


     Article 1.   DEFINITIONS.

               As used in this Agreement, the following terms shall have the following meanings:



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               Section 1.1  The following words as used herein have the meanings defined in the Technology Cross-License Agreement between AMD and Fujitsu ("Technology Cross-License") dated as of March 1993 (except that, for purposes of this Agreement, references in Sections 1.9 and 1.25 of the Technology Cross-License to "this Agreement" shall mean this Agreement).

                                                  Technology Cross-
                        Definition                 License Section
                        ----------                -----------------
     "Affiliate"                                       1.1.
     "Applicable Law"                                  1.2.
     "Confidential Information"                        1.4.
     "EPROM" or "Electrically Programmable
        Read Only Memory"                              1.7.
     "Flash Memory"                                    1.8.
     "Governmental Approvals"                          1.9.
     "Governmental Authority"                          1.10.
     "Incorporated Product"                            1.11.
     "Joint Development Agreement"                     1.13.
     "Memory Card"                                     1.20.
     "Nondisclosure Agreements"                        1.21.
     "NVM" or "Non-Volatile Memory"                    1.23.
     "Other IPR"                                       1.24.
     "Patents"                                         1.25.
     "Pilot Product"                                   1.26.
     "Proprietary Information"                         1.28.
     "Subsidiary"                                      1.33.
     "Transitional Event"                              1.34.

               Section 1.2. "AMD/Fujitsu Technology" shall mean the front-end manufacturing process technology for manufacturing JV Products and the product design data for JV Products owned or developed by Fujitsu and/or AMD and provided or transferred to JV by AMD or Fujitsu in accordance with this Agreement. The major elements of AMD/Fujitsu Technology to be provided are currently anticipated as set forth in Attachment D hereto.

               Section 1.3.  "Effective Date" shall mean the later to occur of
(a) the date of this Agreement or (b) the date on which all required Governmental Approvals have been obtained.

               Section 1.4. "IPR" or "Intellectual Property Rights", (a) with respect to Fujitsu or AMD, shall have the meaning set forth in the Technology Cross-License, and (b) with respect to JV, shall mean all Patents of JV and all copyrights, mask works, trade secrets, know-how, data, formula, processes, confidential information, or other information, tangible or otherwise, that are wholly owned by JV or as to which, and only to the extent and subject to the conditions under which, JV has the right, as of the Effective Date or thereafter during the term of this Agreement, to grant licenses or sublicenses of the scope granted herein, without such grant resulting in the payment of royalties or other consideration to third parties (unless and until JV is reimbursed for any payments so made, in which case such information shall be included within IPR for any license or sublicense to the party providing the

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reimbursement) except for payments to a Subsidiary of JV, if any, or payments to third parties for IPR developed or created by such third parties while employed by JV or any Subsidiary thereof.

               Section 1.5.  [Intentionally omitted]

               Section 1.6.  "JV Product" shall have the meaning set forth in
Section 1.4 of the Joint Development Agreement.

               Section 1.7. [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]

               Section 1.8. "Subject Technology IPR" shall have the meaning set forth in Section 1.6 of the Joint Development Agreement.

               Section 1.9. "Tripartite IPR" shall mean IPR which, during the term of this Agreement, all of AMD, Fujitsu, and JV jointly own and/or control as a result of the joint development and design work done by all three parties hereunder.


     Article 2.  GRANTS OF LICENSE.

               Section 2.1. Fujitsu hereby grants to JV a non-exclusive, non-transferable license under Fujitsu IPR, with no right to sublicense:

               (a) to make, have made (it being understood that for purposes of this Agreement the terms "make" and "have made" shall include the acts of assembling and/or testing) and use JV Products and to use Pilot Products anywhere in the world; and

               (b) to sell, lease or otherwise dispose of JV Products and Pilot Products solely in the countries specified in Attachment A.

               Section 2.2. AMD hereby grants to JV a non-exclusive, non-transferable license under AMD IPR, with no right to sublicense:

               (a) to make, have made and use JV Products and to use Pilot Products anywhere in the world; and

               (b) to sell, lease and otherwise dispose of JV Products and Pilot Products solely in the countries specified in Attachment B.

               Section 2.3. JV hereby grants to AMD and Fujitsu a non-exclusive, non-transferable, perpetual, irrevocable, [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION], worldwide license, with the right to sublicense freely, under JV IPR to make, have made, use, sell, lease or otherwise dispose of any processes, manufacturing apparatus, or products anywhere in the world.

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               Section 2.4.  JV agrees that it shall notify AMD and Fujitsu of any significant modifications to AMD/Fujitsu Technology or JV technology.


     Article 3.  SUPPORT AND TRAINING.

               Section 3.1. AMD and Fujitsu shall use their best efforts to provide AMD/Fujitsu Technology to JV in accordance with the schedule set forth in Attachment C hereto, as such schedule may be modified from time to time upon mutual agreement of the parties.

               Section 3.2. AMD and Fujitsu agree to cooperate with each other and with JV in providing to JV the AMD/Fujitsu Technology.

               Section 3.3. Either AMD or Fujitsu may, upon the consent of AMD in the case of Fujitsu or Fujitsu in the case of AMD, provide JV with new AMD/Fujitsu Technology as a replacement for previously provided AMD/Fujitsu Technology.

               Section 3.4. Each of Fujitsu and AMD shall use best efforts to provide to JV without charge initial technical training or support as required in connection with the delivery of AMD/Fujitsu Technology. Such technical training shall be provided in accordance with a schedule to be mutually agreed upon by the JV and the party responsible for providing such Technology, but in any event such training or support shall last no longer than ninety (90) days from the date of the first delivery of the relevant Technology.

               Section 3.5. From time to time after the provision of technical training or support contemplated by Section 3.4, JV may request and Fujitsu and/or AMD, as the case may be, may provide, additional technical training or support upon terms and conditions as agreed between or among Fujitsu and/or AMD and the JV. The responsible party as set forth in Section 3.4 above shall be responsible for such additional technical training or support.

               Section 3.6. JV shall assign one or more of its employees to be responsible for receiving and managing AMD/Fujitsu Technology, and shall notify AMD and Fujitsu of the name of such employee(s) prior to the delivery of any AMD/Fujitsu Technology. When JV changes such responsible employee(s), JV shall notify Fujitsu and AMD of such change in writing without delay.


     Article 4.  CONSIDERATION.

               Section 4.1. [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION].

               Section 4.2. [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION].

               Section 4.3. [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] shall be payable semi-annually within sixty (60) days after the end of each half of JV's fiscal year.

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On or before the date of such payment JV shall send to Fujitsu and AMD a report describing the basis for its [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] calculation. Notwithstanding Sections 4.1 and 4.2 and any other provisions hereof, no [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] shall be payable by JV to a party on JV Products if such JV Products do not embody, do not incorporate or are not otherwise subject to (or are not manufactured through processes or methods that embody, incorporate or are otherwise subject to) the IPR of such party, Subject Technology IPR, or Tripartite IPR.

               Section 4.4. JV shall pay to Fujitsu and/or AMD, as the case may be, a fee for any technical training provided to JV by Fujitsu and/or AMD pursuant to Section 3.5 at a rate to be mutually agreed by the JV, Fujitsu and AMD, which shall include a fee for the services of any employees provided and all actual costs incurred by Fujitsu and/or AMD, as the case may be, in providing such training, including but not limited to, travel, hotel and per diem expenses of such employee(s) and any costs of translation and reproduction of written materials. JV shall pay such fee to Fujitsu and/or AMD, as the case may be, within thirty (30) days of the date of the invoice issued by Fujitsu or AMD.

               Section 4.5. All payments made hereunder pursuant to Section 4.3 and 4.4 above shall be free and clear of all deductions, withholding taxes or other charges, except as provided in Article 5, and shall be made by JV in Japanese yen to Fujitsu or US dollars to AMD, by wire transfer to a bank account(s) designated by Fujitsu or AMD, as the case may be, unless otherwise mutually agreed upon. Any currency conversion required in connection with payment to Fujitsu or AMD, as the case may be, shall be at the rate received by JV at the time of such payment from the bank it utilizes to make such payment.

               Section 4.6. Fujitsu and AMD shall each have the right, at its own expense, upon reasonable notice and at reasonable times, but not more than once each fiscal year for each party, to inspect, through an independent auditor or another person reasonably acceptable to JV, JV's records for the purpose of verifying the accuracy of JV's calculations of [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]. JV shall keep records showing the JV Products sold or otherwise disposed of under the licenses granted herein and the calculation of Net Sales in sufficient detail to enable the [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] payable to Fujitsu or AMD to be determined. Such records shall be maintained for a period of at least [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] after the date when payment is due by JV.

               Section 4.7. In the event Fujitsu or AMD, as the case may be, is required to pay a fee to a third party pursuant to any license agreement or amendment to an existing license agreement for sublicensing such third party's intellectual property rights to JV, JV shall be responsible for such fee to the extent such fee is a separate [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] on sales by JV. Where such fee is part of a general lump sum payment, the sublicensing party and JV shall agree upon a mutually acceptable allocation of such payment.

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               Section 4.8.  The parties have established the [CONFIDENTIAL
INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] rates set forth in Sections 4.1 and 4.2 based on what they believe are commercially appropriate arm's-length [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] rates given the anticipated economic performance of JV. If the profits of JV exceed, or fall short of, those reasonably contemplated by the parties, the parties agree to make appropriate adjustments to the [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] rates.


     Article 5.  TAXATION.

               Section 5.1. If required by applicable laws, JV may withhold income tax from any payment to AMD or Fujitsu, as the case may be. In the case of such withholding, JV shall, without delay, pay the withheld tax to the appropriate tax office and furnish Fujitsu or AMD, as the case may be, with appropriate evidence of the tax payment.

               Section 5.2. JV shall bear all sales, use and other governmental taxes or transaction charges imposed in any jurisdiction which arise in connection with the delivery or use of AMD/Fujitsu Technology, or the manufacture or sale of JV Products by JV hereunder.

               Section 5.3. The parties agree that the tangible portion of the property delivered and to be delivered by AMD to JV is valued at [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] and by Fujitsu to JV is valued at [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION].

     Article 6.  INTELLECTUAL PROPERTY RIGHTS.

               Section 6.1. Except as provided in Section 6.2, all Tripartite IPR hereunder shall be jointly owned by JV, AMD and Fujitsu. None of the parties hereto may file an application for a Patent, with respect to such Tripartite IPR without the prior written consent of the other parties hereto. The parties agree to cooperate in applying for, prosecuting and maintaining any Patents as may be mutually agreed and in protecting such Tripartite IPR, and in each case, to equally divide the expenses thereof. Except for the [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] payments required by Sections 4.1 and 4.2, each of Fujitsu, AMD and JV shall have the right to make, have made, use and sell products and processes using the Tripartite IPR and to license (except in case of JV, any such license to be subject to appropriate Board of Directors approval) Tripartite IPR without accounting to the other parties unless otherwise mutually agreed upon in writing, except that neither Fujitsu, AMD nor JV shall assign its ownership interest in any Tripartite IPR to a third party without the prior written consent of the other parties.

               Section 6.2. Where any technology related to JV Products is developed independently by any party hereto, or by JV jointly with either Fujitsu or AMD,

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without use of the Confidential Information of the other party(ies), in the course of development and design work in accordance with the terms of this Agreement, the ownership and the right to file for a Patent for such technology shall rest solely with the party(ies) developing such technology. All Other IPR and Proprietary Information in such technology shall be owned jointly by the parties, shall be considered Tripartite IPR and shall be subject to the provisions of this Agreement regarding Tripartite IPR. Pursuant to the Technology Cross-License and the Joint Development Agreement and
Article 2 of this Agreement, each of Fujitsu, AMD, and JV will grant to the others a license to the IPR covering any such technology developed independently by such party and patented by such party in accordance with this
Section 6.2.


     Article 7.  EXCHANGE OF INFORMATION AND CONFIDENTIALITY.

               Section 7.1. During the term of this Agreement, Fujitsu, AMD and JV shall exchange their Confidential Information relevant to NVMs as necessary (but only to the extent as legally permitted) to enable the parties to cooperate fully in developing NVMs.

               Section 7.2. Except as expressly authorized among the parties, (including, without limitation, the exercise of the rights granted to a party under this Agreement, the Technology Cross-License and the Joint Development Agreement), each party agrees not to disclose, use or permit the disclosure or use by others of any Confidential Information, unless and to the extent such Confidential Information (i) is not marked or designated in writing as confidential and is provided for a purpose that reasonably contemplates disclosure to or use any others, (ii) or becomes a matter of public knowledge through no action or inaction of the party receiving the Confidential Information, (iii) was in the receiving party's possession before receipt from the party providing such Confidential Information, (iv) is rightfully received by the receiving party from a third party without any duty of confidentiality,
(v) is disclosed to a third party by the party providing the Confidential Information without a duty of confidentiality on the third party, (vi) is disclosed by the receiving party despite the exercise of the same degree of care used by the receiving party to safeguard its own similar Confidential Information, but the receiving party shall take all necessary steps to prevent any further disclosure, (vii) is disclosed with the prior written approval of the party providing such Confidential Information or (viii) is independently developed by the receiving party without any use of the other party's Confidential Information. Information shall not be deemed to be available to the general public for the purpose of exclusion (ii) above with respect to each party (x) merely because it is embraced by more general information in the prior possession of recipient or others, or (y) merely because it is expressed in public literature in general terms not specifically in accordance with the Confidential Information.

               Section 7.3. In furtherance, and not in limitation of the foregoing Section 7.2, each party agrees to do the following with respect to any such Confidential Information: (i) exercise the same degree of care to safeguard the confidentiality of, and prevent the unauthorized use of, such information as that party exercises to safeguard the confidentiality of its own information, (ii) restrict disclosure of such information to those of its employees, agents and sublicensees who have a "need to know", and (iii) instruct and require such employees, agents and sublicensees to maintain the confidentiality of such information and not to use such information except as


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expressly permitted herein.  Each party further agrees not to remove or destroy any proprietary or confidential legends or markings placed upon any documentation or other materials.

               Section 7.4. The foregoing confidentiality obligation shall also apply to the contents of this Agreement.

               Section 7.5. The obligations under this Article 7 shall not prevent the parties from disclosing the Confidential Information or the terms of this Agreement to any government agency as required by law (provided that the party intending to make such disclosure in such circumstances has given prompt notice to the party providing such Confidential Information prior to making such disclosure so that such party may seek a protective order or other appropriate remedy prior to such disclosure and cooperates fully with such other party in seeking such order or remedy).

               Section 7.6. The obligations under this Article 7 shall apply with respect to any Confidential Information for a period of [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] from the date of disclosure of such Confidential Information to the receiving party, unless, with respect to any particular Confidential Information, the providing party in good faith notifies the receiving party that a longer period shall apply, in which case the obligations under this
Article 7 with respect to such Confidential Information shall apply for such longer period.


     Article 8.  RESIDENCE AT JV FACILITY.

               Fujitsu and/or AMD shall be permitted to have a limited number of engineers and technical personnel reside at JV's facilities at such party's own cost to enhance information exchange among Fujitsu, AMD and JV. The number of engineers, and technical personnel, shall be subject to JV's prior reasonable approval. Any JV IPR obtained or learned by such engineers, and technical personnel, during such period shall be included within the licenses granted under Section 2.3.


     Article 9.  THIRD PARTY CLAIM.

               Section 9.1. JV shall indemnify and hold harmless AMD, Fujitsu, and their Subsidiaries from any loss or damages (including reasonable attorney's fees) arising from any and all claims or actions brought against JV, Fujitsu or AMD, based upon any JV Product sold by JV. JV shall control the defense of such claims or actions and AMD and Fujitsu shall render reasonable support to JV.

               Section 9.2. Fujitsu and AMD shall indemnify and hold harmless JV from any loss or damages (including reasonable attorney's fees) arising from any and all claims or actions brought against JV based upon the AMD/Fujitsu Technology as and to the extent hereinafter provided. With respect to AMD/Fujitsu Technology that is owned jointly by AMD and Fujitsu, AMD and Fujitsu shall jointly (but not severally) indemnify JV. With respect to AMD/Fujitsu Technology that is transferred to JV and that is owned solely by either AMD or Fujitsu, such transferring party shall indemnify JV. In the


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event of the joint indemnification, AMD and Fujitsu shall cooperate fully in the defense of such claims or actions and the costs and expenses (including any losses or damages (including reasonable attorney's fees)) shall be shared equally. In the event the indemnity is by either AMD or Fujitsu, such party shall control the defense of such claims or actions. The JV and the other party shall render reasonable support to the party or parties indemnifying JV hereunder.


         Article 10.  WARRANTIES, LIMITATION ON LIABILITY, AND COVENANTS.

               Section 10.1. Each of the parties hereto represents and warrants to each other party that it has the right, and will continue during the term of this Agreement to have the right, to grant to or for the benefit of the other parties the rights and licenses granted hereunder in accordance with the terms of this Agreement and such grant of rights and licenses does not, and will not during the term of this Agreement, conflict with the rights and obligations of such party under any other license, agreement, contract or other undertaking. Each party shall indemnify, hold harmless and defend the other parties against a breach by such party of this Section 10.1.

               Section 10.2. Nothing contained in this Agreement shall be construed as:

               (a) a warranty or representation by any of the parties hereto or its Subsidiaries sublicensed hereunder as to the validity or scope of any JV IPR, Tripartite IPR, Fujitsu IPR or AMD IPR, as the case may be; or

               (b) conferring upon any party hereto or its Subsidiaries sublicensed hereunder any license, right or privilege under any patents, utility models, design patents, copyrights, mask work rights or trade secrets except the licenses, rights and privileges expressly granted hereunder; or

               (c) a warranty or representation that any acts licensed or sublicensed hereunder will be free from infringement of patents, utility models, design patents, copyrights, mask work rights or trade secrets other than those under which licenses, rights and privileges have been expressly granted hereunder; or

               (d) an arrangement to bring or prosecute actions or suits against third parties for infringement or conferring any right to bring or prosecute actions or suits against third parties for infringement; or

               (e) conferring any right to use in advertising, publicity or otherwise, any trademark, service mark, trade name or their equivalent, or any contraction, abbreviation or simulation thereof, of either party hereto or their Subsidiaries sublicensed hereunder.

               Section 10.3. EXCEPT AS EXPRESSLY PROVIDED HEREIN, NONE OF THE PARTIES HERETO MAKES ANY WARRANTIES, WHETHER EXPRESS OR OTHERWISE, CONCERNING ANY IPR, TECHNOLOGY, PRODUCTS, PROCESSES, DESIGNS, DOCUMENTS OR INFORMATION LICENSED OR OTHERWISE PROVIDED PURSUANT TO THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR

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PURPOSE, WARRANTIES OF FREEDOM FROM ERRORS OR DEFECTS, OR WARRANTIES OF
NON-INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, AND NONE OF THE PARTIES HERETO SHALL BE RESPONSIBLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES ARISING IN ANY WAY
OUT OF THIS AGREEMENT OR ANY IPR, TECHNOLOGY, PRODUCTS, PROCESSES, DESIGNS, DOCUMENTS OR INFORMATION LICENSED OR OTHERWISE PROVIDED PURSUANT TO THIS AGREEMENT.


     Article 11.  TERM AND TERMINATION.

               Section 11.1. Term. This Agreement shall become effective as of the Effective Date and, unless and until terminated hereunder, shall continue until the occurrence of a Transitional Event, at which time this Agreement shall terminate.

               Section 11.2. Termination. Termination of this Agreement may result from the events listed below. Each party agrees to give prompt written notice to the other parties of the happening of any such event.

               (a) If any party hereto defaults in the performance of any material obligation hereunder, a non-defaulting party may give written notice thereof and the parties shall discuss the problem arising from such default in good faith and seek to resolve such problem. If such default is not corrected or otherwise addressed by the defaulting party to the satisfaction of all of the non-defaulting parties within ninety (90) days after the written notice of such default then a non-defaulting party may, in addition to any other remedies it or they may have, terminate this Agreement by written notice. This Agreement shall terminate on the thirtieth (30th) day after such notice of termination.

               (b) Any party hereto may terminate this Agreement by giving written notice of termination to the other parties at any time, upon or after:

                    (i) the filing by such other party of a petition in bankruptcy or insolvency;

                    (ii) any adjudication that such other party is bankrupt or insolvent;

                    (iii) the filing by such other party of any legal action or document seeking reorganization, readjustment or arrangement of such other party's business under any law relating to bankruptcy or insolvency;

                    (iv) the appointment of a receiver or bankruptcy trustee for all or substantially all of the property of such other party;

                    (v) the making by such other party of any general assignment for the benefit of creditors; or

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                    (vi)  the institution of any proceedings for the liquidation or winding up of such other party's business or for the termination of its corporate charter, provided, in the event such proceedings are involuntary, the proceedings are not dismissed within ninety (90) days.

               (c) If at any time during the term of this Agreement, (i) AMD or Fujitsu incurs in one transaction or a series of related transactions a change in ownership of more than [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] of its capital stock,
(ii) AMD or Fujitsu consolidates with or merges with or into another corporation, partnership or other entity, whether or not such party is the surviving entity of such transaction, unless immediately after such consolidation or merger, shareholders of such party prior to the transaction continue to own more than [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] of the outstanding shares of stock entitled to vote for the election of directors of such new or surviving entity, or (iii) AMD or Fujitsu sells, assigns or otherwise transfers all or substantially all of the business or assets of such party relating to its semiconductor merchant market business to a third party, any other party may terminate this Agreement upon thirty (30) days' advance written notice to the other parties, provided, in each case, that the terminating party must exercise such right no later than one (1) year after receiving written notice of such transaction from the affected party.

               (d) In the event that a third party (other than a bank, insurance company or other financial or investment company or institution) acquires greater than [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] ownership of AMD or Fujitsu and either a position on the board of directors or a position of management in such party, where such acquisition of ownership and management position or board position in such party is judged by any other party hereto after careful consideration to be detrimental to such other party, such other party may terminate this Agreement upon thirty (30) days' advance written notice to such party, provided that the terminating party must exercise such right not later than one (1) year after receiving written notice of such transaction from the affected party.

               (e)  AMD or Fujitsu may terminate this Agreement upon thirty
(30) days' written advanced notice to the other party and JV where such other party ceases to own more than [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] of the issued and outstanding capital stock of JV.

               (f) In the event that a change occurs in the management of AMD or Fujitsu as a result of a proxy solicitation contest, which change is judged by any other party after careful consideration to be detrimental to the affairs of JV, either of the other parties may terminate this Agreement upon thirty
(30) days' written advance notice to the other parties, provided that the terminating party must exercise such right not later than one (1) year after receiving written notice of such event from the affected party.

               Section 11.3.  Effect of Termination.

               (a) Except as otherwise provided in this Section 11.3, all rights and obligations of the parties hereunder shall cease upon termination or expiration of this Agreement, with the exception of the rights and obligations of the parties under Articles 5, 6, 7, 9, 10, 11 and 12, and Sections 2.3, 4.6,
4.7 and 4.8 which shall survive termination or expiration of this Agreement.

               (b) Upon termination of this Agreement for whatever reason, (i) all IPR licensed pursuant to this Agreement prior to its termination shall continue in full force and effect, and (ii) JV, Fujitsu and AMD shall (A) jointly own all JV IPR and Tripartite IPR, (B) cooperate (if agreed by AMD and Fujitsu) in applying for, prosecuting and maintaining any Patents, and protecting such IPR developed prior to termination of this Agreement and equally dividing the expenses thereof, and (C) except as otherwise provided in
Section 11.3.(c), have the unlimited right to use and to license such JV IPR and Tripartite IPR and the right to make, have made, use, reproduce, modify, distribute, sell, lease or otherwise dispose of any processes and products based upon or incorporating such IPR without restriction or accounting to the other party unless otherwise mutually agreed upon in writing, except that neither Fujitsu nor AMD shall assign its ownership interest in any such IPR to a third party without the prior written consent of the other party.

               (c)  [CONFIDENTIAL INFORMATION OMITTED AND FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION].

     Article 12.  MISCELLANEOUS.

               Section 12.1. Force Majeure. No party shall be liable for failure to perform, in whole or in material part, its obligations under this Agreement if such failure is caused by any event or condition not existing as of the date of this Agreement and not reasonably within the control of the affected party, including, without limitation, by fire, flood, typhoon, earthquake, explosion, strikes, labor troubles or other industrial disturbances, unavoidable accidents, war (declared or undeclared), acts of terrorism, sabotage, embargoes, blockage, acts of Governmental Authorities, riots, insurrections, or any other cause beyond the control of the parties; provided that the affected party promptly notifies the other parties of the occurrence of the event of force majeure and takes all reasonable steps necessary to resume performance of its obligations so interfered with.

               Section 12.2. Assignment. Neither this Agreement nor any of the rights and obligations created hereunder may be assigned, transferred, pledged, or otherwise encumbered or disposed of, in whole or in part, whether voluntarily or by operation of law, or otherwise, by any party without the prior written consent of the other parties. This Agreement shall inure to the benefit of and be binding upon the parties' permitted successors and assigns.

               Section 12.3. Notices. All notices and communications required, permitted or made hereunder or in connection herewith shall be in writing and shall be mailed by first class, registered or certified mail (and if overseas, by airmail), postage prepaid, or otherwise delivered by hand or by messenger, or by recognized courier service (with written receipt confirming delivery), addressed:

(a)  If to FUJITSU, to:

     Mail or Hand Delivery:

     FUJITSU LIMITED
     1015 Kamikodanaka, Nakahara-ku
     Kawasaki-shi 211, JAPAN
     Attn:Masaichi Shinoda
     General Manager
     Business Development Division
     Electronic Devices

     with a copy to:

     Mail or Hand Delivery:

     FUJITSU LIMITED
     Marunouchi Center Bldg., 6-1
     Marunouchi 1-chome
     Chiyoda-ku, Tokyo 100, JAPAN
     Attn:Gen Iseki
     General Manager, Legal Division

     (b)  If to AMD, to:

     Senior Vice President,
     Operations Advanced Micro Devices, Inc.
     P.O. Box 3453
     Sunnyvale, CA 94088-3453
     U.S.A.
     Attn: Gene Conner

     Mail:

     Mikio Ishimaru, Esq.
     Director of Technology Law
     Advanced Micro Devices, Inc., MS 68
     P. O. Box 3453
     Sunnyvale, CA 94088-3453
     U.S.A.

     Hand Delivery:

     3625 Peterson Way
     Santa Clara, CA 95054
     U.S.A.

     with a copy to:

     Mail:

     Senior Vice President, Operations
     Advanced Micro Devices, Inc.
     P. O. Box 3453
     Sunnyvale, CA 94088-3453
     U.S.A.
     Attn:  Gene Conner

     Hand Delivery:

     915 DeGuigne Drive
     Sunnyvale, CA 94086
     U.S.A.

     (c)  If to JV:

     Mail or Hand Delivery:

     Fujitsu AMD Semiconductor, Limited
     1015 Kamikodanaka
     Nakahara-Ku
     Kawasaki 211
     Japan

     Attn: Kimio Yanagida, President

     with two copies to:

     Mail or Hand Delivery:

     FUJITSU LIMITED
     1015 Kamikodanaka, Nakahara-ku
     Kawasaki-shi 211, JAPAN
     Attn:Masaichi Shinoda
     General Manager
     Business Development Division
     Electronic Devices
     with a copy to:

     Mail or Hand Delivery:

     FUJITSU LIMITED
     Marunouchi Center Bldg., 6-1
     Marunouchi 1-chome
     Chiyoda-ku, Tokyo 100, JAPAN
     Attn:Gen Iseki
     General Manager, Legal Division

     with two copies to:

     Mail:

     Mikio Ishimaru, Esq.
     Director of Technology Law
     Advanced Micro Devices, Inc., MS 68
     P. O. Box 3453
     Sunnyvale, CA 94088-3453
     U.S.A.

     Hand Delivery:

     3625 Peterson Way
     Santa Clara, CA 95054
     U.S.A.

     with a copy to:

     Mail:

     Senior Vice President, Operations
     Advanced Micro Devices, Inc.
     P. O. Box 3453
     Sunnyvale, CA 94088-3453
     U.S.A.
     Attn:  Gene Conner

     Hand Delivery:

     915 DeGuigne Drive
     Sunnyvale, CA 94086
     U.S.A.

     Each such notice or other communication shall for all purposes hereunder be treated as effective or as having been given as follows: (i) if delivered in person, when delivered; (ii) if sent by mail or airmail, at the earlier of its receipt or at 5 pm, local time of the recipient, on the seventh day after deposit in a regularly maintained receptacle for the deposition of mail or airmail, as the case may be; and (iii) if sent by recognized courier service, on the date shown in the written confirmation of delivery issued by such delivery service. Either party may change the address and/or addressee(s) to whom notice must be given by giving appropriate written notice at least seven
(7) days prior to the date the change becomes effective.

               Section 12.4. Export Control. Without in any way limiting the provisions of this Agreement, each of the parties hereto agrees that no products, items, commodities or technical data or information obtained from a party hereto nor any direct product of such technical data or information is intended to or shall be exported or reexported, directly or indirectly, to any destination restricted or prohibited by Applicable Law without necessary authorization by the Governmental Authorities, including (without limitation) the Japanese Ministry of International Trade and Industry, the United States Bureau of Export Administration (the "BEA") or other Governmental Authorities of the United States with jurisdiction with respect to export matters. Without limiting the generality of the foregoing, each party hereto agrees that it will not, without authorization from the Office of Export Licensing of the BEA, knowingly export or reexport to a destination outside of the United States General License GTDR technical data or information of United States origin subject to this Agreement, or the direct product thereof, or the product of a plant or major component of a plant that is the direct product thereof, without first providing any applicable export assurances to the exporting party.

               Section 12.5.  Arbitration.

               (a) Any and all disputes arising under or affecting this Agreement shall be resolved exclusively by confidential arbitration pursuant to the rules of the Japan Commercial Arbitration Association in Tokyo, Japan, or such other location agreed between the parties; provided, however, that the arbitrators shall be empowered to hold hearings at other locations within or without Japan. Fujitsu and AMD shall each designate one arbitrator and the two arbitrators so designated shall select the third arbitrator. Arbitration proceedings shall be conducted in English with simultaneous translations into Japanese. The judgment upon award of the arbitrators shall be final and binding and may be enforced in any court of competent jurisdiction in the United States or Japan, and each of the parties hereto unconditionally submits to the jurisdiction of such court for the purpose of any proceeding seeking such enforcement. Subject only to the provision of Applicable Law, the procedure described in this Section 12.5 shall be the exclusive means of resolving disputes involving AMD and arising under this Agreement.

               (b) All papers, documents or evidence, whether written or oral, filed with or presented to the panel of arbitrators shall be deemed by the parties and by the arbitrators to be Confidential Information. No party or arbitrator shall disclose in whole or in part to any other person any Confidential Information submitted in connection with the arbitration proceedings, except to the extent reasonably necessary to assist counsel in the arbitration or preparation for arbitration of the dispute. Confidential Information may be disclosed (i) to attorneys, (ii) to parties, and (iii) to outside experts requested by any party's counsel to furnish technical or expert services or to give testimony at the arbitration proceedings, subject, in the case of such experts, to execution of a legally binding written statement that such expert is fully familiar with the terms of this section, that such expert agrees to comply with the confidentiality terms of this section, and that such expert will not use any Confidential Information disclosed to such expert for personal or business advantage.

               Section 12.6. Entire Agreement. This Agreement, the Joint Venture Agreement, the other Associated Agreements (as defined in the Joint Venture Agreement), and the attachments and exhibits hereto and thereto, embody the entire agreement and understanding between the parties with respect to the subject matter hereof, superseding all previous and contemporaneous communications, representations, agreements and understandings, whether written or oral, including without limitation that certain Memorandum of Understanding between Fujitsu and AMD dated July 13, 1992 and the Nondisclosure Agreements. No party has relied upon any representation or warranty of any other party except as expressly set forth herein, in the Joint Venture Agreement and in the Associated Agreements.

               Section 12.7. Modification. This Agreement may not be modified or amended, in whole or part, except by a writing executed by duty authorized representatives of all parties.

               Section 12.8. Announcement. The parties may announce the existence of the parties' relationship and this Agreement at a time and in a form to be mutually determined. No party shall unreasonably withhold its consent to a time proposed by any other party.

               Section 12.9. Severability. If any term or provision of this Agreement shall be determined to be invalid or unenforceable under Applicable Law, such provision shall be deemed severed from this Agreement, and a reasonable valid provision to be mutually agreed upon shall be substituted. In the event that no reasonable valid provision can be so substituted, the remaining provisions of this Agreement shall remain in full force and effect, and shall be construed and interpreted in a manner that corresponds as far as possible with the intentions of the parties as expressed in this Agreement.

               Section 12.10. No Waiver. Except to the extent that a party hereto may have otherwise agreed in writing, no waiver by that party of any condition of this Agreement or breach by any other party of any of its obligations or representations hereunder shall be deemed to be a waiver of any other condition or subsequent or prior breach of the same or any other obligation or representation by any other party, nor shall any forbearance by the first party to seek a remedy for any noncompliance or breach by any other party be deemed to be a waiver by the first party of its rights and remedies with respect to such noncompliance or breach.

               Section 12.11. Nature of Rights. Each party shall have the rights licensed under this Agreement to any other party's technology and the related IPR when created, developed or invented regardless of whether physically delivered to such party. All rights and licenses granted under or pursuant to this Agreement by a party ("licensor party") to another party ("licensee party") are, for purposes of Section 365(n) of the U.S. Bankruptcy Code (the "Bankruptcy Code"), licenses of "intellectual property" within the scope of Section 101 of the Bankruptcy Code. The parties agree that each licensee party, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. The parties further agree that, in the event of the commencement of a bankruptcy or insolvency proceeding by or against the licensor party, each licensee party shall be entitled to a complete duplicate of (and complete access to) any such intellectual property and all embodiments thereof. If not already in the licensee party's possession, such licensee party has the right to immediate delivery of such intellectual property and embodiments upon written request of the licensee party (i) upon any such commencement of bankruptcy proceedings, unless the licensor party or its representative or trustee elects to continue to perform all of its obligations under this Agreement, or (ii) if not delivered under clause (i) above, upon the rejection of this Agreement by or on behalf of the licensor party.

               Section 12.12. Tangible Property. The parties agree that the tangible portion of the property delivered and to be delivered by AMD to Fujitsu is valued at [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] and by Fujitsu to AMD is valued at [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION].

               Section 12.13. Governing Law. The validity, construction, performance and enforceability of this Agreement shall be governed in all respects by the laws of the State of California, U.S.A.

               Section 12.14. Language. This Agreement, and the attachments hereto, are in the English language, which language shall be controlling in all respects.

               Section 12.15. No Agency or Partnership. This Agreement shall not constitute an appointment of any party as the legal representative or agent of any other party, nor shall any party have any right or authority to assume, create or incur in any manner any obligation or other liability of any kind, express or implied, against, in the name or on behalf of, any other party. Nothing herein or in the transactions contemplated by this Agreement shall be construed as, or deemed to be, the formation of a partnership, association, joint venture, or similar entity by or among the parties hereto.

               Section 12.16. Headings. The section and other headings contained in this Agreement are for convenience of reference only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

               Section 12.17. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which shall be deemed to constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in triplicate by their duly authorized representatives on the date set forth above.


ADVANCED MICRO DEVICES, INC.                 FUJITSU LIMITED


/s/ GENE CONNER                              /s/  HIKOTARO MASUNAGA
By: Gene Conner                              By:  Hikotaro Masunaga
Title: Senior Vice President, Operations     Title: ManagingDirector


FUJITSU AMD SEMICONDUCTOR LIMITED



/s/     K. YANAGIDA
By:    KIMO YANAGIDA

Title: President

                                  ATTACHMENT A

                                       TO

                        JOINT VENTURE LICENSE AGREEMENT



        [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION]

                                  ATTACHMENT B

                                       TO

                        JOINT VENTURE LICENSE AGREEMENT



        [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION]

                                  ATTACHMENT C

                                       TO

                        JOINT VENTURE LICENSE AGREEMENT


        [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION]

                                  ATTACHMENT D

                                       TO

                        JOINT VENTURE LICENSE AGREEMENT


1.   Process Information
     A.   Basic Process Data
     B.   Manufacturing Specifications
     C.   Process Evaluation Data

2.   Device Design Information for Each JV Product
     A.   Product Specifications
     B.   Design Data
     C.   Device  Evaluation Data

                        JOINT VENTURE LICENSE AGREEMENT

                               Table of Contents

                                                             Page
INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . .  1

1.   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . .  2

2.   GRANTS OF LICENSE . . . . . . . . . . . . . . . . . . . .  3

3.   SUPPORT AND TRAINING. . . . . . . . . . . . . . . . . . .  4

4.   CONSIDERATION . . . . . . . . . . . . . . . . . . . . . .  4

5.   TAXATION. . . . . . . . . . . . . . . . . . . . . . . . .  6

6.   INTELLECTUAL PROPERTY RIGHTS. . . . . . . . . . . . . . .  6

7.   EXCHANGE OF INFORMATION AND CONFIDENTIALITY . . . . . . .  7

8.   RESIDENCE AT JV FACILITY. . . . . . . . . . . . . . . . .  8

9.   THIRD PARTY CLAIM . . . . . . . . . . . . . . . . . . . .  8

10.  WARRANTIES, LIMITATION ON LIABILITY, AND COVENANTS. . . .  9

11.  TERM AND TERMINATION. . . . . . . . . . . . . . . . . . . 10

12.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . 12

ATTACHMENT A . . . . . . . . . . . . . . . . . . . . . . . . . 20

ATTACHMENT B . . . . . . . . . . . . . . . . . . . . . . . . . 21

ATTACHMENT C . . . . . . . . . . . . . . . . . . . . . . . . . 22

ATTACHMENT D . . . . . . . . . . . . . . . . . . . . . . . . . 23

                                      i